Exhibit 99.1
PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF JANUARY 31, 2003
(in millions, except share amounts)

January, 2003
ASSETS
Current Assets
Cash and cash equivalents	$ 3,392
Accounts receivable:
Customers (net of allowance for doubtful accounts of $62 million)	1,875
Related parties	30
Regulatory balancing accounts	102
Inventories:
Gas stored underground and fuel oil	124
Materials and supplies	120
Prepaid expenses and other	112
Total current assets	5,755

Property, Plant, and Equipment
Electric	18,981
Gas	8,109
Construction work in progress	426
Total property, plant, and equipment (at original cost)	27,516
Accumulated depreciation and decommissioning	(13,559)
Net property, plant, and equipment	13,957

Other Noncurrent Assets
Regulatory assets	1,976
Nuclear decommissioning trust funds	1,319
Other	1,792
Total noncurrent assets	5,087
TOTAL ASSETS	$ 24,799

LIABILITIES AND EQUITY
Liabilities
Accounts payable
Trade creditors	$ 329
Related parties	126
Regulatory Balancing Accounts	413
Other	235
Accrued taxes	(74)
Rate reduction bonds	1,389

QUID's	-
Deferred income taxes	1,535
Deferred tax credits	142
Pre-petition secured debt	3,055
Pre-petition liabilities	3,805
Pre-petition financing debt	5,660
Other liabilities	3,362
Total liabilities	19,977

Preferred Stock With Mandatory Redemption Provisions	137

Stockholders' Equity
Preferred stock without mandatory redemption provisions
Nonredeemable--5% to 6%, outstanding 5,784,825 shares	145
Redeemable--4.36% to 7.04%, outstanding 5,973,456 shares	149
Common stock, $5 par value, authorized 800,000,000 shares;
issued 321,314,760 shares	1,606
Additional paid in capital	1,964
Reinvested earnings (Accumulated deficit)	821
Total stockholders' equity	4,685

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 24,799

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF JANUARY 31, 2003

Notes

1

These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

3

Cash and cash equivalents have been reduced for uncleared checks.  On the balance sheet included with the Utility's Annual Report, Form 10-K and 10-Q, uncleared checks are treated as an accounts payable liability.

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED JANUARY 31, 2003
AND THE TWENTY-TWO MONTHS ENDED JANUARY 31, 2003
(in millions)
		Case to date
	Month	twenty-two months
	ended	ended
	January 31, 2003	January 31, 2003
OPERATING REVENUES	$ 812	$ 19,226

OPERATING EXPENSES:
Cost of Electric Energy	179	2,135
Cost of Gas	156	2,060
Operating and Maintenance	213	5,047
Depreciation, Decommissioning, and Amortization	122	1,974
Total Operating Expenses	670	11,216

OPERATING INCOME (LOSS)	142	8,010

Interest Income (Expense)	(71)	(1,646)
Professional Fees	(4)	(60)
Other Income and (Expense)	0	(10)

PRE-TAX INCOME (LOSS)	67	6,294

Income Taxes	18	2,416

EARNINGS (LOSS)	49	3,878

Preferred Dividend Requirement	2	46

EARNINGS (LOSS) AVAILABLE
FOR (ALLOCATED TO) COMMON STOCK	$ 47	$ 3,832

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED JANUARY 31, 2003
AND THE TWENTY-TWO MONTHS ENDED JANUARY 31, 2003

Notes

1

These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

The results for the month of January 2003 are not indicative of future earnings. Future earnings could differ materially.

3

These unaudited financial statements were prepared using certain assumptions and estimates, including the estimated amount payable to the California Department of Water Resources (DWR).  The estimated amount recorded is subject to revision and actual results could differ materially.  Revenues collected on behalf of the DWR and the related costs are not reflected in these unaudited financial statements as Pacific Gas and Electric Company is a collection agent for the DWR.

4	Case to date results reflect the entire twenty-two month period ended January 31, 2003. The bankruptcy petition date is April 6, 2001.